RATIFICATION AND CONSENT AGREEMENT



         This Ratification and Consent Agreement (the "Ratification Agreement") is made and is effective as of April 9, 2001, by and among _______________ ("Noteholder"), Zimmerman Sign Company ("Maker"), and Comerica Bank-Texas ("Bank"). Reference is made to that certain Senior Subordinated Note dated September 30, 1998 in the original principal amount of $_________, executed by Maker and payable to Noteholder (as amended and reissued from time to time, the "Note"). All capitalized terms herein will have the meanings given such terms in the Note unless otherwise defined herein. Reference is also made to that certain Senior Subordinated Note, Preferred Stock and Warrant Purchase Agreement dated as of September 30, 1998, among Maker, Noteholder and other parties named therein (as amended from time to time, the "Purchase Agreement").

         For valuable consideration, Noteholder, Maker and Bank agree as follows:

1. Noteholder's Representations and Warranties. Giving effect to the transactions contemplated by Amendment No. 2 to the Purchase Agreement dated on or about the date of this Ratification Agreement (the "Purchase Agreement Amendment"), and giving effect to the transactions contemplated by the Second Amendment (the "Bank Amendment") to the Second Amended and Restated Revolving Credit and Term Loan Agreement (as amended, the "Bank Credit Agreement"), between Maker and Bank, dated as of April 9, 2001, Noteholder represents and warrants that it is not aware of any Event of Default or of any event which, with the passage of time or the giving of notice or both, would constitute an Event of Default. Noteholder represents and warrants that no payments of principal or interest under the Note have been received by Noteholder in violation of the subordination provisions of the Note.

2. Maker's Representations and Warranties. Giving effect to the transactions contemplated by the Purchase Agreement Amendment, and giving effect to the transactions contemplated by the Bank Amendment, Maker represents and warrants that it is not aware of any Event of Default or of any event which with the passage of time, or the giving of notice, or both, would constitute an Event of Default. Maker represents and warrants that it has not made any payments of principal or interest under the Note in violation of the subordination provisions of the Note. Maker consents to the transactions contemplated by this Ratification Agreement.

3. Noteholder's Ratification and Consent. Giving effect to the transactions contemplated by the Purchase Agreement Amendment, and giving effect to the transactions contemplated by the Bank Amendment, Noteholder ratifies and affirms in all respects the subordination provisions and other provisions contained in the Note in favor of Bank (as the only holder of Senior Indebtedness, thus, as the Majority Senior Lender) and Noteholder further consents to the transactions contemplated by the Amendment. Additionally, but without limitation, Noteholder acknowledges and agrees that in the past the loans by Bank to Maker may have exceeded (the "Excess") certain limitations on the aggregate amount of all Senior Indebtedness as contained in the Note or the Agreement, and Noteholder waives any notice requirements with regard to such prior Excess; provided, however this limited waiver shall not be construed as a waiver by Noteholder at any time or times hereafter of strict performance by Bank of any provision of the Note and the Agreement, and the foregoing limited waiver shall not obligate Noteholder to any other future waivers, nor shall the same affect or diminish any right of Noteholder to hereafter demand strict compliance therewith. Noteholder hereby reserves all rights granted under the Agreement, the Note and any other contract or instrument executed by any party and relating to the Note or the Agreement.

4. Bank's Representations and Warranties. Bank represents and warrants to Noteholder that giving effect to the Amendment, the maximum principal amount of Senior Indebtedness available to Maker under the Bank Credit Agreement is $23,000,000.00, although this recital does not mean that Maker is entitled to borrow such aggregate maximum principal amount.

5. Suspension of Cash Interest Payments. Noteholder agrees that, commencing with the date of this Ratification Agreement, it will not receive or accept (nor will it cause Maker to make, and Maker agrees not to make) any cash principal or interest payments under the Note prior to July 1, 2002, and Noteholder further agrees that this suspension of payments under the Note will not constitute an Event of Default under the Note, the Purchase Agreement or any other agreements between Maker and Noteholder. During the period in which such payments are suspended as provided above, Maker shall accrue on Maker's books accrued interest on the Note, and such accrual will not constitute an Event of Default under the Bank Credit Agreement.

         This Ratification Agreement will be governed by the laws of the State of Texas. This Ratification Agreement may be executed in one or more counterparts, each of which will be deemed an original, and which together will constitute one agreement.

         EXECUTED as of the date written above.

                                  NOTEHOLDER:


                                  By:
                                     ------------------
                                  Name:
                                       ----------------
                                  Its:
                                      -----------------


                                  MAKER:

                                  ZIMMERMAN SIGN COMPANY


                                  By:    /s/  Jeffrey P. Johnson
                                     -------------------------------------------
                                  Name:   Jeffrey P. Johnson
                                  Its:   Vice President, Chief Financial Officer
                                  and Secretary


                                  BANK:

                                  COMERICA BANK-TEXAS


                                  By: /s/ Deborah T. Purvin
                                  Name:   Deborah T. Purvin
                                  Title:  Vice President